Exhibit 99.1
CARPENTER TECHNOLOGY REPORTS FOURTH QUARTER
AND FISCAL YEAR 2026 RESULTS

Delivered Another Record Operating Income in Fourth Quarter
Drove Adjusted Quarterly Operating Margins in Specialty Alloys Operations Segment
to Record 37.8 Percent
Fiscal Year 2026 Most Profitable Year in Company History; 34 Percent Higher than Fiscal Year 2025
Generated $605.0 Million of Cash from Operating Activities in Fiscal Year 2026;
$362.3 million of Adjusted Free Cash Flow
Announced Fiscal Year 2027 Outlook and Fiscal Year 2029 Target for Operating Income

PHILADELPHIA, July 30, 2026 (GLOBE NEWSWIRE) — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal fourth quarter and year ended June 30, 2026. For the quarter, the Company reported operating income of $206.9 million, and earnings per diluted share of $3.23.
Fourth Quarter Highlights
•Delivered $206.9 million of operating income, a record quarterly result, up 11 percent sequentially and 37 percent year-over-year
•Realized earnings per diluted share of $3.23
•Generated $240.1 million of cash from operating activities and $155.0 million of adjusted free cash flow
•Exceeded expectations in Specialty Alloys Operations (“SAO”) segment with operating income of $229.7 million, up 10 percent sequentially and 38 percent year-over-year
•Delivered record adjusting operating margin of 37.8 percent in the SAO segment, up from 35.6 percent in the previous quarter and 30.5 percent a year ago
•Executed $45.2 million in share repurchases in the quarter

Fiscal Year 2026 Highlights
•Completed most profitable year on record, with $702.0 million of adjusted operating income in fiscal year 2026, up 34 percent over fiscal year 2025
•Generated $605.0 million of cash from operating activities and $362.3 million of adjusted free cash flow for fiscal year 2026
•Increased net sales excluding surcharge 15% year-over-year in Aerospace and Defense end-use market
•Executed $179.1 million of stock repurchases in fiscal year 2026 against $400.0 million share repurchase program

Exhibit 99.1
Outlook
•Expect fiscal year 2027 operating income to be in the range of $850 million to $880 million, representing a 21 percent to 25 percent increase over fiscal year 2026 operating income
•Expect to generate $400 million to $430 million in adjusted free cash flow in fiscal year 2027
•For first quarter of fiscal year 2027, anticipate between $195 million to $200 million in operating income
•Well positioned for continued growth beyond fiscal year 2027 with strong market demand outlook for our broad portfolio of specialized solutions, increasing productivity, optimizing product mix and pricing actions
•Set medium-term target for operating income between $1.2 billion to $1.3 billion in fiscal year 2029

“Carpenter Technology delivered another record quarter, generating $206.9 million of operating income in the fourth quarter of fiscal year 2026,” said Tony R. Thene, Chairman, President and CEO of Carpenter Technology. “This completes the most profitable year in the Company’s history, realizing $702.0 million in operating income, up 34 percent over fiscal year 2025 adjusted operating income. The profitability improvement was accompanied by meaningful cash generation, reflecting the higher earnings and continued discipline in working capital management.”
“The SAO segment drove the results, exceeding expectations with $229.7 million of operating income in the quarter and reaching adjusted operating margins of 37.8 percent, both significant increases over the previous quarter. Margin expansion was driven by a combination of continued productivity gains, pricing realization across both long-term and transactional business, and improved product mix. These factors enabled SAO to deliver its strongest quarterly operating performance to date.”
“This is truly an exciting time to be part of Carpenter Technology. Over the last several years, the Company has fundamentally transformed itself, becoming stronger, more focused, and more profitable. We remain confident in our strategy, which has driven our transformation and positions us well to capture even greater opportunities ahead. We are focused on serving attractive, high-value end-use markets with applications where performance matters and failure is simply not an option.”

Exhibit 99.1
“With the record fiscal year 2026 now complete, we are establishing the fiscal year 2027 operating income outlook to be in the range of $850 million to $880 million, which represents a 21 percent to 25 percent increase over fiscal year 2026 results. This outlook reflects the strength of the demand environment, our ability to execute, and the continued benefits of productivity improvements, product mix optimization, and favorable pricing actions. With our outlook for strong growth, we expect to generate approximately $400 million to $430 million of adjusted free cash flow, demonstrating our ability to convert earnings into cash while continuing to invest in the business.”
“Looking beyond fiscal year 2027, we have introduced a fiscal year 2029 operating income target of $1.2 billion to $1.3 billion. This target reflects the continued strength of the underlying demand environment, the contribution from our brownfield capacity expansion project, and our confidence in Carpenter Technology’s ability to deliver sustained earnings growth. We believe this outlook represents one of the strongest growth trajectories in our industry, and we do not see fiscal year 2029 as the peak of our earnings power.”
“The combination of our current performance, visible growth opportunities, and long-term strategic positioning creates a compelling value creation story. We are delivering record results today, we have a clear path to significant earnings growth over the next several years, and we are positioned to create substantial long-term value for our shareholders. Most importantly, we believe our greatest opportunities remain ahead of us.”

Financial Highlights

	Q4	Q4	YTD	YTD
($ in millions, except per share amounts)	FY2026	FY2025	FY2026	FY2025
Net sales	$851.0	$755.6	$3,124.2	$2,877.1
Net sales excluding surcharge (a)	$679.7	$623.7	$2,527.5	$2,346.1
Operating income	$206.9	$151.4	$702.0	$521.8
Adjusted operating income excluding special items (a)	$206.9	$151.4	$702.0	$525.4
Net income	$162.4	$111.7	$529.8	$376.0
Earnings per diluted share	$3.23	$2.21	$10.52	$7.42
Adjusted earnings per diluted share (a)	$3.23	$2.21	$10.76	$7.48
Net cash provided from operating activities	$240.1	$258.0	$605.0	$440.4
Adjusted free cash flow (a)	$155.0	$201.3	$362.3	$287.5

(a) non-GAAP financial measures explained in the attached tables

Exhibit 99.1
Net sales for the fourth quarter of fiscal year 2026 were $851.0 million compared with $755.6 million in the fourth quarter of fiscal year 2025, an increase of $95.4 million (or 13 percent), on 22 percent higher shipment volume. Net sales excluding surcharge were $679.7 million, an increase of $56.0 million (or 9 percent) from the same period a year ago.
Operating income for the fourth quarter of fiscal year 2026 was $206.9 million compared to operating income of $151.4 million in the prior year period. Earnings per diluted share for the fourth quarter of fiscal year 2026 was $3.23 compared to $2.21 per diluted share in the prior year quarter. These results compared to the prior year reflect ongoing improvement in product mix, higher realized prices, as well as expanded operating efficiencies.
Cash provided from operating activities in the fourth quarter of fiscal year 2026 was $240.1 million, compared to $258.0 million in the same quarter last year. Adjusted free cash flow in the fourth quarter of fiscal year 2026 was $155.0 million, compared to $201.3 million in the same quarter last year. The decrease in operating cash flow and adjusted free cash flow in the fourth quarter of fiscal year 2026 reflects higher earnings offset by working capital needs and increased capital expenditures, primarily due to the brownfield expansion compared to the prior year period. Capital expenditures were $85.1 million in the fourth quarter of fiscal year 2026 compared to $58.0 million in the same quarter last year.
Under the Company’s authorized share repurchase program of up to $400.0 million, the Company purchased 100,000 shares of its common stock on the open market for an aggregate of $45.2 million during the quarter ended June 30, 2026. As of June 30, 2026, $119.0 million remains available for future purchases.
Total liquidity, including cash and available revolver balance, was $892.4 million at the end of the fourth quarter of fiscal year 2026. This consisted of $393.3 million of cash and $499.1 million of available borrowings under the Company’s Credit Facility.

Exhibit 99.1
Conference Call and Webcast Presentation
Carpenter Technology will host a conference call and webcast presentation today, July 30, 2026, at 10:00 a.m. ET, to discuss the financial results of operations for the fourth quarter and full fiscal year 2026. Please dial +1 (585) 542-9983 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (https://www.carpentertechnology.com), and a replay will soon be made available at https://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at https://www.carpentertechnology.com.
Non-GAAP Financial Measures
This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.
About Carpenter Technology
Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy materials and process solutions for critical applications in the aerospace and defense, medical, energy, transportation, and industrial and consumer markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including nickel, cobalt, and titanium and material process capabilities that solve our customers' current and future material challenges. More information about Carpenter Technology can be found at https://www.carpentertechnology.com.

Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements include, among other things, statements regarding guidance, outlook, targets, objectives, future operating performance, cash generation, capital allocation, market conditions and strategic initiatives. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated, expected or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the fiscal year ended June 30, 2025, Form 10-Q for the fiscal quarters ended September 30, 2025, December 31, 2025, and March 31, 2026, and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, energy, transportation, industrial and consumer, or other influences on Carpenter Technology's business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange and interest rates; (6) the effect of government trade actions, including tariffs; (7) the valuation of the assets and liabilities in Carpenter Technology's pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology's manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain a qualified workforce and key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the impact of potential cybersecurity incidents, ransomware attacks, operational technology disruptions, information technology failures, data security breaches and failures of third-party technology service providers; (17) the ability of suppliers, logistics providers and other supply-chain participants to meet obligations due to capacity constraints, transportation disruptions, geopolitical events, labor shortages or other factors; (18) the ability to meet increased demand, production targets or commitments; (19) the ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; (20) geopolitical, economic, regulatory and security risks relating to our global business, including international conflicts, military actions, diplomatic tensions, trade restrictions, sanctions, disruptions to transportation corridors and shipping routes, and changes in U.S. and foreign trade, tax and regulatory requirements; (21) challenges affecting the commercial aviation industry or key participants including, but not limited to production and other challenges at The Boeing Company; (22) the consequences of the announcement, maintenance or use of Carpenter Technology’s share repurchase program; and (23) the ability to successfully execute major capital projects and brownfield expansion initiatives, including achieving expected costs, schedules, capacity additions, productivity improvements and returns on investment. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology's results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this press release or as of the dates otherwise indicated in such forward-looking statements. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

Exhibit 99.1

PRELIMINARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
NET SALES	$851.0	$755.6	$3,124.2	$2,877.1
Cost of sales	582.1	541.7	2,168.7	2,108.5
Gross profit	268.9	213.9	955.5	768.6

Selling, general and administrative expenses	62.0	62.5	253.5	243.2
Restructuring and asset impairment charges	—	—	—	3.6
Operating income	206.9	151.4	702.0	521.8

Interest expense, net	7.4	11.8	37.8	48.4
Debt extinguishment losses	—	—	15.6	—
Other (income) expense, net	(5.2)	0.5	(7.6)	6.1

Income before income taxes	204.7	139.1	656.2	467.3
Income tax expense	42.3	27.4	126.4	91.3

NET INCOME	$162.4	$111.7	$529.8	$376.0

EARNINGS PER COMMON SHARE:
Basic	$3.25	$2.23	$10.59	$7.50
Diluted	$3.23	$2.21	$10.52	$7.42

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	49.9	50.1	50.0	50.2
Diluted	50.2	50.6	50.4	50.7

Cash dividends per common share	$0.20	$0.20	$0.80	$0.80

Exhibit 99.1
PRELIMINARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Year Ended
	June 30,
	2026	2025
OPERATING ACTIVITIES
Net income	$529.8	$376.0
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	147.1	139.2
Noncash restructuring and asset impairment charges	—	2.5
Debt extinguishment losses	15.6	—
Deferred income taxes	21.2	(17.4)
Net pension expense	14.6	24.8
Share-based compensation expense	26.4	22.8
Net loss on disposal of property, plant, and equipment	1.4	2.0
Changes in working capital and other:
Accounts receivable	(128.3)	(1.8)
Inventories	(28.4)	(60.4)
Other current assets	20.0	13.7
Accounts payable	17.2	(1.4)
Accrued liabilities	3.1	13.7
Pension plan contributions	(23.8)	(64.8)
Other postretirement plan contributions	(4.0)	(3.6)
Other, net	(6.9)	(4.9)
Net cash provided from operating activities	605.0	440.4
INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(242.7)	(154.3)
Proceeds from disposals of property, plant and equipment and assets held for sale	—	1.4
Net cash used for investing activities	(242.7)	(152.9)
FINANCING ACTIVITIES
Proceeds from issuance of long-term debt, net of offering costs	692.1	—
Payments on long-term debt	(700.0)	—
Payments for debt extinguishment costs, net	(11.4)	—
Payments for debt issue costs	(4.1)	—
Dividends paid	(40.3)	(40.3)
Purchases of treasury stock	(179.1)	(101.9)
Proceeds from stock options exercised	14.3	13.4
Withholding tax payments on share-based compensation awards	(58.3)	(38.3)
Net cash used for financing activities	(286.8)	(167.1)
Effect of exchange rate changes on cash and cash equivalents	2.3	(4.0)
INCREASE IN CASH AND CASH EQUIVALENTS	77.8	116.4
Cash and cash equivalents at beginning of year	315.5	199.1
Cash and cash equivalents at end of year	$393.3	$315.5

Exhibit 99.1
PRELIMINARY
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	June 30,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$393.3	$315.5
Accounts receivable, net	701.9	575.5
Inventories	822.9	793.8
Other current assets	63.1	79.9
Total current assets	1,981.2	1,764.7
Property, plant, equipment and software, net	1,487.9	1,359.4
Goodwill	227.3	227.3
Other intangibles, net	3.9	9.5
Deferred income taxes	5.5	7.8
Other assets	132.5	118.1
Total assets	$3,838.3	$3,486.8

LIABILITIES
Current liabilities:
Accounts payable	$313.4	$267.4
Accrued liabilities	206.6	216.3
Total current liabilities	520.0	483.7

Long-term debt	690.7	695.4
Accrued pension liabilities	89.6	146.9
Accrued postretirement benefits	22.2	12.5
Deferred income taxes	196.9	162.8
Other liabilities	91.3	98.5
Total liabilities	1,610.7	1,599.8

STOCKHOLDERS' EQUITY
Common stock	286.8	286.2
Capital in excess of par value	357.1	354.3
Reinvested earnings	2,199.7	1,710.2
Common stock in treasury, at cost	(595.6)	(395.8)
Accumulated other comprehensive loss	(20.4)	(67.9)
Total stockholders' equity	2,227.6	1,887.0
Total liabilities and stockholders' equity	$3,838.3	$3,486.8

Exhibit 99.1
PRELIMINARY
SEGMENT FINANCIAL DATA
(in millions, except pounds sold)
(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
Pounds sold ('000):
Specialty Alloys Operations	57,454	46,872	200,872	186,270
Performance Engineered Products	3,256	2,674	10,362	10,098
Intersegment	(1,132)	(800)	(3,360)	(3,388)
Consolidated pounds sold	59,578	48,746	207,874	192,980

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$607.4	$548.0	$2,253.6	$2,057.9
Surcharge	163.1	126.1	573.2	505.7
Specialty Alloys Operations net sales	770.5	674.1	2,826.8	2,563.6

Performance Engineered Products
Net sales excluding surcharge	98.2	97.1	353.2	372.4
Surcharge	10.3	7.5	29.8	33.0
Performance Engineered Products net sales	108.5	104.6	383.0	405.4

Intersegment
Net sales excluding surcharge	(25.9)	(21.4)	(79.3)	(84.2)
Surcharge	(2.1)	(1.7)	(6.3)	(7.7)
Intersegment net sales	(28.0)	(23.1)	(85.6)	(91.9)

Consolidated net sales	$851.0	$755.6	$3,124.2	$2,877.1

Operating income (loss):
Specialty Alloys Operations	$229.7	$167.0	$782.9	$588.6
Performance Engineered Products	7.1	11.7	30.1	37.0
Corporate	(28.6)	(26.9)	(108.7)	(102.9)
Intersegment	(1.3)	(0.4)	(2.3)	(0.9)
Consolidated operating income	$206.9	$151.4	$702.0	$521.8

Exhibit 99.1
The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter's major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension is included in other (income) expense, net, and is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, amortization of actuarial gains and losses and prior service costs.

Exhibit 99.1
PRELIMINARY
NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE AND SPECIAL ITEM	June 30,		June 30,
	2026	2025	2026	2025
Net sales	$851.0	$755.6	$3,124.2	$2,877.1
Less: surcharge revenue	171.3	131.9	596.7	531.0
Net sales excluding surcharge revenue	$679.7	$623.7	$2,527.5	$2,346.1

Operating income	$206.9	$151.4	$702.0	$521.8

Special item:
Restructuring and asset impairment charges	—	—	—	3.6
Adjusted operating income	$206.9	$151.4	$702.0	$525.4

Operating margin	24.3%	20.0%	22.5%	18.1%

Adjusted operating margin excluding surcharge revenue and special item	30.4%	24.3%	27.8%	22.4%

	Three Months Ended		Year Ended
ADJUSTED SEGMENT OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	June 30,		June 30,
	2026	2025	2026	2025
Specialty Alloys Operations
Net sales	$770.5	$674.1	$2,826.8	$2,563.6
Less: surcharge revenue	163.1	126.1	573.2	505.7
Net sales excluding surcharge revenue	$607.4	$548.0	$2,253.6	$2,057.9

Operating income	$229.7	$167.0	$782.9	$588.6

Operating margin	29.8%	24.8%	27.7%	23.0%

Adjusted operating margin excluding surcharge revenue	37.8%	30.5%	34.7%	28.6%

Exhibit 99.1

	Three Months Ended		Year Ended
ADJUSTED SEGMENT OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	June 30,		June 30,
	2026	2025	2026	2025
Performance Engineered Products
Net sales	$108.5	$104.6	$383.0	$405.4
Less: surcharge revenue	10.3	7.5	29.8	33.0
Net sales excluding surcharge revenue	$98.2	$97.1	$353.2	$372.4

Operating income	$7.1	$11.7	$30.1	$37.0

Operating margin	6.5%	11.2%	7.9%	9.1%

Adjusted operating margin excluding surcharge revenue	7.2%	12.0%	8.5%	9.9%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of special items from operating margin is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three Months Ended June 30, 2026, as reported	$204.7	$(42.3)	$162.4	$3.23
Special item:
None reported	—	—	—	—

Three Months Ended June 30, 2026, as adjusted	$204.7	$(42.3)	$162.4	$3.23

* Impact per diluted share calculated using weighted average common shares outstanding of 50.2 million for the three months ended June 30, 2026.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three Months Ended June 30, 2025, as reported	$139.1	$(27.4)	$111.7	$2.21
Special item:
None reported	—	—	—	—

Three Months Ended June 30, 2025, as adjusted	$139.1	$(27.4)	$111.7	$2.21

* Impact per diluted share calculated using weighted average common shares outstanding of 50.6 million for the three months ended June 30, 2025.

Exhibit 99.1

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Year Ended June 30, 2026, as reported	$656.2	$(126.4)	$529.8	$10.52
Special item:
Debt extinguishment losses	15.6	(3.6)	12.0	0.24

Year Ended June 30, 2026, as adjusted	$671.8	$(130.0)	$541.8	$10.76

* Impact per diluted share calculated using weighted average common shares outstanding of 50.4 million for the year ended June 30, 2026.

ADJUSTED EARNINGS PER DILUTED SHARE EXCLUDING SPECIAL ITEM	Earnings Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Year Ended June 30, 2025, as reported	$467.3	$(91.3)	$376.0	$7.42
Special item:
Restructuring and asset impairment charges	3.6	(0.9)	2.7	0.06

Year Ended June 30, 2025, as adjusted	$470.9	$(92.2)	$378.7	$7.48

* Impact per diluted share calculated using weighted average common shares outstanding of 50.7 million for the year ended June 30, 2025.

Management believes that earnings per diluted share adjusted to exclude the impact of special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company's board of directors and others.

	Three Months Ended		Year Ended
	June 30,		June 30,
ADJUSTED FREE CASH FLOW	2026	2025	2026	2025
Net cash provided from operating activities	$240.1	$258.0	$605.0	$440.4
Purchases of property, plant, equipment and software	(85.1)	(58.0)	(242.7)	(154.3)
Proceeds from disposals of property, plant and equipment and assets held for sale	—	1.3	—	1.4
Adjusted free cash flow	$155.0	$201.3	$362.3	$287.5

Management believes that the presentation of adjusted free cash flow provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses. It is management’s current intention to use excess cash to fund investments in capital equipment, acquisition opportunities and consistent dividend payments. Additionally, we will discretionarily use excess cash for a share repurchase program up to $400.0 million of our outstanding common stock. Adjusted free cash flow is not a U.S. GAAP financial measure and should not be considered in isolation of, or as a substitute for, cash flows calculated in accordance with U.S. GAAP.

Exhibit 99.1
PRELIMINARY
SUPPLEMENTAL SCHEDULE
(in millions)
(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
NET SALES BY END-USE MARKET	2026	2025	2026	2025
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$449.4	$383.8	$1,658.4	$1,440.7
Medical	54.1	76.8	224.3	296.1
Energy	39.2	44.6	170.7	151.3
Transportation	22.6	22.0	77.1	86.4
Industrial and Consumer	92.8	76.0	320.3	288.1
Distribution	21.6	20.5	76.7	83.5
Total net sales excluding surcharge revenue	679.7	623.7	2,527.5	2,346.1
Surcharge revenue	171.3	131.9	596.7	531.0
Total net sales	$851.0	$755.6	$3,124.2	$2,877.1

Investor Inquiries:	Media Inquiries:
John Huyette	Heather Beardsley
+1 610-208-2061	+1 610-208-2278
jhuyette@cartech.com	hbeardsley@cartech.com